Exhibit 10.43
SHARE TRANSFER CONTRACT
[Contract Number: 20090722]
For
YUNHE COUNTY SHAPULONG HYDROPOWER GENERATION CO., LTD.

Transferee:	Zhejiang Province Jingning Yingchuang Hydroelectric Development Co., Ltd.

Transferor:	Zhejiang Guangning Hydroelectric Development Co., Ltd.
July 22, 2009

SHARE TRANSFER CONTRACT
Transferee: Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd. (hereinafter referred to as the “Transferee”)

Authorized Representative:	John D. Kuhns

Position:	President
Transferor: Zhejiang Guangning Hydroelectric Development Co., Ltd. (hereinafter referred to as the “Transferor”)

Legal Representative:	Lu Ning

Position:	Chairman
WHEREAS,
Yunhe County Shapulong Hydropower Generation Co., Ltd. (hereinafter referred to as “Yunhe County Shapulong Company”) is a limited liability company established according to law, with the registered capital of RMB35,340,000. As one of the shareholders of Yunhe County Shapulong Company, the Transferor has contributed in the amount of RMB13,075,800 and holds 37% of the equity interests of Yunhe County Shapulong Company. The Transferor is willing to transfer thirty-seven percent (37%) of the equity interests of Yunhe County Shapulong Company held by it to the Transferee, and the Transferee is willing to acquire the equity interests transferred by the Transferor. After friendly consultations, on the principles of free will, fairness and good faith, the Parties hereto have reached an agreement concerning the transfer of thirty-seven percent (37%) of the equity interests of Yunhe County Shapulong Company held by the Transferor to the Transferee, and entered into the following Share Transfer Contract for the Parties to abide by.
Article 1 Transfer Target

The Transfer Target under this Contract is thirty-seven percent (37%) of the equity interests of Yunhe County Shapulong Company held by the Transferor (hereinafter referred to as the “Transfer Target”).
Article 2 Transfer Price, Payment Schedule and Method
1.	Transfer Price: The Transferor shall transfer the Transfer Target provided in Article 1 hereof to the Transferee at the price of RMB 21,000,000.

2.	Payment Schedule and Method for Transfer Price:
(1)	The Transfer Price shall be paid by an escrow account, and both Parties have jointly elected Lishui Notary Public Office as the escrow agent. Within three (3) working days after signing this Contract, both Parties shall enter into an Escrow Agreement with Lishui City Liancheng Notary Public Office, with all fees and expenses relating to the Notary Public Office born by the Transferor.

(2)	Within seven (7) working days after signing this Contract, the Transferee shall remit the full amount of the Transfer Price in a lump sum of RMB 21,000,000 to the bank account designated by Lishui City Liancheng Notary Public Office for acquiring thirty-seven percent (37%) of the equity interests. Lishui City Liancheng Notary Public Office shall make the payment pursuant to the conditions precedent to payment agreed by the Parties under this Contract.

(3)	Conditions precedent to payment agreed by the Parties are set forth as follows:
A.	After the Parties have jointly completed relevant approval procedures with the Commerce Department of Zhejiang Province or its authorized department and procured the reply approving the equity transfer issued by the Commerce Department of Zhejiang Province or its authorized department and the new Certificate of Approval for Establishment of Enterprises with Foreign Investment in the People’s Republic of China of Yunhe County Shapulong Company, Lishui City Liancheng Notary Public Office shall, according to the conditions provided in the Escrow Agreement with the number of Li Lian Gong

Jian Zi (2009) No. 001, transfer fifty percent (50%) of the Transfer Price in the total amount of RMB 21,000,000 for the thirty seven percent (37%) of the equity interest, namely RMB 10,500,000, to the Transferor.

B.	After the Parties have jointly completed relevant procedures for alteration registration with the competent administration for industry and commerce, the Transfer Target has been registered under the name of the Transferee and Yunhe County Shapulong Company has procured the new Business License, Lishui City Liancheng Notary Public Office shall, according to the conditions provided in the Escrow Agreement with the number of Li Lian Gong Jian Zi (2009) No. 001, transfer fifty percent (50%) of the Transfer Price in the total amount of RMB 21,000,000 for the thirty seven percent (37%) of the equity interest, namely RMB 10,500,000, to the Transferor.

C.	After the full amount of the Transfer Price has been transferred to the Transferor, all interests accrued from the Transfer Price in the bank account designated by Lishui City Liancheng Notary Public Office for depositing the Transfer Price shall be owned by the Transferee.
Article 3 Representations, Warranties and Undertakings by Both Parties
I.	Representations, Warranties and Undertakings by the Transferor

1.	The Transferor has the legal and valid right to dispose of the Transfer Target;

2.	All documents listed out in the Delivery List are authentic and complete;

3.	All requisite approvals for concluding this Contract, including but not limited to the authorizations, approvals and internal decisions of the company, etc., have been legally and validly procured;

4.	The Transfer Target does not involve any Third Party’s rights and interests and the transfer of the Transfer Target does not contravene articles of associations, executed contracts, agreements or other legal documents that are binding on the Transferor.

5.	The Transferor undertakes that, during the period from signing this Contract to completing relevant approval and registration procedures, it will not carry out any actions which may cause material adverse change to the assets, properties, business and financial conditions of the company.
6.	Within five (5) working days after the Transferee has remitted the Transfer Price in the full amount of RMB 21,000,000 to the bank account designated by Lishui City Liancheng Notary Public Office, the Transferor shall deliver No.1 to No. 5 documents as listed out in the Delivery List (attached as Appendix 1) to the Transferee, and complete the approval and alteration procedures together with the Transferee concerning the Transfer Target hereunder. During the process of conducting share transfer procedures, in the event that the Commerce Department of Zhejiang Province or its authorized department and the competent administration for industry and commerce require the Transferor to provide other requisite documents (subject to the written notice issued by relevant authorities) besides No.1 to No. 5 documents listed out in the Delivery List (attached as Appendix 1) for completing the approval procedures, the Transferor shall cooperate unconditionally.

7.	Cooperating and providing relevant documents which should be provided by the Transferor for completing the alteration procedures for the transfer of thirteen percent (13%) of the equity interests of Yunhe County Shapulong Company held by Zhejiang Province Water Resources and Hydroelectric Investment Group Co., Ltd.

II.	Representations, Warranties and Undertakings by the Transferee

1.	The Transferee has the capacity to enter into and perform this Contract;

2.	All requisite approvals for concluding this Contract, including but not limited to the authorizations, approvals and internal decisions, etc., have been legally and validly procured;

3.	Acquiring the Transfer Target by the Transferee does not contravene any contracts, agreements or any other legal documents that the Transferee is bound by;

4.	The Transferee warrants that its qualification for acquiring the Transfer Target and all materials provided by it will meet the qualification requirements for company’s shareholders set by the administration for industry and commerce and other authorities.

Article 4	Approval from Commercial Authority, Alteration Registration with Administration for Industry and Commerce and Closing of Equity Interests
1.	The approval procedure for the transfer of equity interests with the Commerce Department of Zhejiang Province or its authorized department shall be jointly carried out by both Parties.

2.	The alteration registration with the competent administration for industry and commerce shall be jointly carried out by both Parties.

3.	In order to accelerate the completion of the transaction, the Transferor and the Transferee shall make their best efforts to procure the approvals and registrations from the Commerce Department of Zhejiang Province or its authorized department and other relevant governmental authorities concerning the transfer of equity stake as soon as possible.

4.	The Closing Date for transferring the Transfer Target shall be the day when the Transfer Target is registered under the name of the Transferee and Yunhe County Shapulong Company has procured its new Business License. Commencing from the Closing Date, the Transferor shall not enjoy and undertake the rights and obligations as the shareholder of Yunhe County Shapulong Company, namely, the shareholder’s rights and obligations enjoyed and undertaken by the Transferor shall be enjoyed and undertaken by the Transferee.
Article 5 Disposition of Creditor’s Rights and Debts
Any creditor’s right and debt of Yunhe County Shapulong Company occurred after the Closing Date provided herein shall be irrelevant to the Transferor, however, as for the creditor’s right and debt of Yunhe County Shapulong Company occurred before the Closing Date, the Transferor shall continue to assume relevant rights and liabilities.
Article 6 Taxes and Fees Relating to Transfer of Equity Interests

Relevant taxes and fees and other expenses arising from this Contract shall be borne respectively by the Transferor and the Transferee according to relevant Chinese regulations.
Article 7 Liability for Breach of Contract
After this Contract has come into effect, in the event that any Party hereto proposes to terminate (rescind) this Contract without cause during the performance period, the defaulting Party shall pay 20% of the full amount of the Transfer Price to the other Party in a lump as liquidated damages.
Article 8 Rescission of Contract
1.	In case the Transferee still fails to remit the full amount of the Transfer Price to the bank account designated by Lishui City Liancheng Notary Public Office when fifteen (15) days is due after the payment date as agreed hereunder, the Transferee shall be deemed as having fundamentally violated this Contract. This Equity Transfer Contract shall be rescinded immediately and the Parties do not need to conclude any other documents concerning the rescission.

2.	In case the Transferor still refuses to cooperate with the Transferee to carry out the share transfer procedures when fifteen (15) days is due after the Transferee has remitted the full amount of the Transfer Price to the bank account designated by Lishui City Liancheng Notary Public Office, the Transferor shall be deemed as having fundamentally violated this Contract. This Contract shall be rescinded immediately and the Parties do not need to conclude any other document concerning the rescission.

3.	In the event that the share transfer hereunder is not approved by the Commerce Department of Zhejiang Province or its authorized department before August 30, 2009, this Contract shall be rescinded immediately and the Parties do not need to conduct any other procedures concerning the rescission.

4.	In case of any of the aforesaid three circumstances for rescinding this Contract, all principal and interest for the Transfer Price remitted by the Transferee to the bank account of Lishui City Liancheng Notary Public Office shall be immediately and unconditionally remitted back to the bank account designated by the Transferee.
Article 9 Resolution of Disputes
Any dispute between the Parties arising from performing this Contract shall be resolved through friendly consultation. In case such dispute cannot be resolved through consultation, either Party may submit the dispute to the people’s court at the location of Yunhe County Shapulong Company.
Article 10 Applicable Law
The application and interpretation of this Contract shall be governed by the laws and regulations of the People’s Republic of China.
Article 11 Effectiveness of Contract
This Contract shall come into effect after being signed by the respective authorized representative of the Transferor and the Transferee, affixed with official stamps and approved by the Commerce Department of Zhejiang Province or its authorized department. This Contract shall be signed in eight (8) counterparts, the Transferor and the Transferee shall each hold two counterparts, and the rest shall be used for approvals and registrations.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

SIGNATURE PAGE ONLY (NO FORMAL TEXT)
The Transferee: Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd.
     (official stamp)
Authorized Representative (Signature): John D. Kuhns
The Transferor: Zhejiang Guangning Hydroelectric Development Co., Ltd.
     (official stamp)
Legal Representative (Signature): Lu Ning
This Contract was entered into by the Parties in Lishui City, Zhejiang Province, the People’s Republic of China on July 22, 2009.

Appendix 1
Delivery List of Materials
on
Equity Interest Transfer of Yunhe County Shapulong Hydropower Generation Co., Ltd.
1.	Two (2) sets of Certificates of Legal Representative of Zhejiang Guangning Hydropower Development Co., Ltd.

2.	Four (4) sets of copies of Enterprise Legal Person Business License of Zhejiang Guangning Hydropower Development Co., Ltd.

3.	Four (4) sets of Resolutions of Shareholders’ Meeting of Zhejiang Guangning Hydropower Development Co., Ltd. approving the Transfer of 37% of the equity interest of Yunhe County Shapulong Hydropower Generation Co., Ltd. to Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd.

4.	One (1) set of Resolution of Board of Directors of Yunhe County Shapulong Hydropower Generation Co., Ltd. concerning the equity interest transfer dated May 25, 2009 (with the number of [2009] No. 03) (already provided).

5.	Four (4) sets of Letter of Removal of Former Directors and Supervisors appointed by the Transferor to Shapulong Company.

6.	Other documents to be provided by the Transferor required by foreign economic and trade department and administration authority for industry and commerce for the completion of the equity interest alteration registration (subject to written notice).
The Transferor: Zhejiang Guangning Hydroelectric Development Co., Ltd.
Representative:
The Transferee: Zhejiang Province Jingning Yingchuan Hydroelectric Development Co., Ltd.
Representative:
July 25, 2009